Sub-Item 77Q1(d): Copies of Constituent Instruments Defining
The Rights of Shareholders Referred to in Sub-Item 77I

Effective July 31, 2015, the Goldman Sachs Bond Fund,
Goldman Sachs Core Fixed Income Fund, Goldman Sachs Emerging Markets Debt Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Global Income Fund,
Goldman Sachs Government Income Fund, Goldman Sachs High Quality
Floating Rate Fund, Goldman Sachs High Yield Fund, Goldman Sachs
Inflation Protected Securities Fund, Goldman Sachs Investment Grade
Credit Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs
Short Duration Income Fund, Goldman Sachs Strategic Income Fund and
Goldman Sachs U.S. Mortgages Fund (the Funds) commenced offering
Class R6 Shares. The terms of Class R6 Shares for the Funds are described in Post-Effective Amendment No. 470 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 29, 2015 (Accession No. 0001193125-15-268445). Amendment No. 84 dated
April 16, 2015 to the Registrants Agreement and Declaration of Trust dated January 28, 1997, which established Class R6 Shares for the Funds, is incorporated herein by reference to Exhibit (a)(85) to Post-Effective
Amendment No. 455 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2015 (Accession No. 0001193125-15-161650).